UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

BEYOND COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52490	98-0512515
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Coronado Center Drive
Suite 120
Henderson, Nevada89051
(Address of principal executive offices, including zip code)

(702) 952.9549
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is filed as Amendment No. 1 to the Current Report on Form 8-K (“Form 8-K”) dated May 19, 2010 and filed by Beyond Commerce, Inc. (“BYOC” or the “Company”) under Items 2.01 and 9.01 on May 24, 2010. This Amendment No. 1 is being filed to include the required financial information under Item 9.01 as further described below.

As previously disclosed on May 19, 2010 Beyond Commerce, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with all of the shareholders of Adjuice, Inc. (“Adjuice”), an online media and marketing company. Under the Agreement, the Company agreed to issue and exchange 5,100,000 shares of its common stock for all of the issued and outstanding stock of Adjuice.  In addition, the Company also agreed to issue 900,000 shares of its common stock to two secured lenders of Adjuice to re-pay in full, and terminate two Adjuice secured loans. The Agreement further contains an earn-out provision that provides for the issuance of an additional 4,450,000 shares from the Company’s common stock on the first anniversary of the transaction upon the achievement of certain gross revenue targets by Adjuice, now a subsidiary of the Company.  During the previous year, Adjuice had generated over $500,000 in sales and realized a loss of $506,914.

Adjuice, Inc. is an online advertising network and lead generation company with over 22 million registered users, 700 affiliates and 350 retail clients in six major industries.  Adjuice currently offer sales leads for debt companies, auto warranty companies, auto dealers, banks and insurance companies. The unique Adjuice platform provides a premium service that consistently commands some of the highest rates for leads sold in their respective industries.  Its process of generating online consumer requests for services, and then qualifying them using its proprietary technology and dedicated call center, is supported by more than $7 million invested in developing the Company's proprietary technology. Adjuice is based in Santa Monica, California.

This Amendment No. 1 is being filed to include financial statements and pro forma information required by parts (a) and (b) of Item 9.01 of Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired
1)
The audited financial statements of Adjuice, Inc. with balance sheets as of December 31, 2009 and 2008 and statements of income and cash flows for each of the years ended December 31, 2009 and December 31, 2008, including the report of the independent auditors.

2)
Unaudited interim balance sheet of Adjuice, Inc. as of March 31, 2010 and March 31, 2009 and the related unaudited interim statements of income and cash flows of Adjuice, Inc. for the three months ended March 31, 2010 and 2009.

The audit of these Adjuice, Inc. financial statements was conducted in accordance with U.S. generally accepted auditing standards (“GAAS”). The audit of the Adjuice, Inc. financial statements for the fiscal years ended December 31, 2009 and 2008 were complete as of August 17, 2010.

b. Pro forma financial information.
The following pro forma financial information is furnished as Exhibit 99.3:

(b) Pro Forma Financial Information
1)
The required unaudited pro forma condensed combined balance sheet of Beyond Commerce, Inc. and its Subsidiaries as of March 31, 2010 and the related unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2010 and the year ended December 31, 2009.

(d)	Exhibits.

Exhibit Number	Description
99.1
Audited balance sheets of Adjuice, Inc. as of December 31, 2009 and 2008 and statements of income and cash flows of Adjuice, Inc. for the years ended December 31, 2009 and 2008, including the report of the independent auditors.

99.2
Unaudited interim balance sheets of Adjuice, Inc. as of March 31, 2010 and December 31,2009 and the related unaudited interim statements of income and cash flows of Adjuice, Inc. for the three months ended March 31, 2010 and 2009.

99.3
Unaudited pro forma condensed combined balance sheet of Beyond Commerce, Inc. and its Subsidiaries as of March 31, 2010 and the related unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2010 and the fiscal year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Beyond Commerce, Inc.
Date: August 31, 2010
	By:	/s/ Mark V. Noffke
Mark V. Noffke
Chief Financial Officer